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                                                                      EXHIBIT 99


For More Information Contact:                                   Charles R. Ofner
                                                                (281) 496-5000


             R&B FALCON CORPORATION ANNOUNCES DEVELOPMENT REGARDING
                               JACK BATES CONTRACT


     Houston, Texas - December 21, 1998 - R&B Falcon Corporation (NYSE:FLC) announced that on December 21, 1998, it received notice from Mobil North Sea Limited that Mobil was terminating the drilling contract on the semisubmersible rig "Jack Bates." Mobil has alleged certain performance breaches relating to equipment and personnel deficiencies as the basis for notice of termination. The Company believes it did not breach the contract and intends to pursue its legal remedies to enforce its rights under the contract.